                     SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]   Preliminary Proxy Statement
[  ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X ]   Definitive Proxy Statement
[  ]   Definitive Additional Materials
[  ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                  Arizona Instrument Corporation
          _______________________________________________

         (Name of Registrant As Specified In Its Charter)

          _______________________________________________

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
      14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ]   $500 per each party to the controversy pursuant to Exchange
      Act Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a-
      6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:
          ______________________________________________________
      2)  Aggregate number of securities to which transaction
          applies:
          ______________________________________________________
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ______________________________________________________
      4)  Proposed maximum aggregate value of transaction:
          ______________________________________________________
      5)  Total fee paid:
          ______________________________________________________

[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1)   Amount Previously Paid:
        2)   Form, Schedule or Registration Statement No.:
        3)   Filing Party:
        4)   Date Filed:

                  ARIZONA INSTRUMENT CORPORATION
                               [LOGO]
                        4114 E. Wood Street
                      Phoenix, Arizona 85040


             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          June 22, 1995


TO THE STOCKHOLDERS:

          The Annual Meeting of Stockholders of Arizona Instrument Corporation, a Delaware corporation (the "Company"), will be held on Thursday, June 22, 1995 at 2:00 p.m. local time, at the corporate offices of the Company, 4114 E. Wood Street, Phoenix,
Arizona, for the following purposes:

          (1) To elect three directors to serve for the next three years or until their successors are elected;

          (2) To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending
December 31, 1995; and

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

          The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

          Only stockholders of record at the close of business on May 10, 1995 are entitled to notice of and to vote at the Meeting.

          All stockholders are cordially invited to attend the Meeting in person.

                                   Sincerely,

                                   [signature]

                                   Susan D. Berry
                                   Secretary
Phoenix, Arizona
May 4, 1995
________________________________________________________________

     Whether or not you expect to attend the Meeting, please complete, date and sign the enclosed Proxy and mail it promptly in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States.

                 ARIZONA INSTRUMENT CORPORATION
                      4114 E. Wood Street
                    Phoenix, Arizona 85040


                        PROXY STATEMENT

                 ANNUAL MEETING OF STOCKHOLDERS

                         JUNE 22, 1995
                 _______________________________



        SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

          Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of Arizona Instrument Corporation, a Delaware corporation (the "Company").
All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction on the proxies. If no direction is indicated, the shares will be voted in favor of the proposals to be acted upon at the Annual Meeting. The Board of Directors is not aware of any other matter which may come before the Annual Meeting. If any other matters are properly presented at the meeting for action, including a question of adjourning the Annual Meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

          When stock is in the name of more than one person, the proxy is valid if signed by any of such persons unless the Company receives written notice to the contrary. If the stockholder is a corporation, the proxy should be signed in the name of such corporation by an executive or other authorized officer. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.

          This Proxy Statement and the form of proxy which is enclosed are being mailed to the Company's stockholders commencing on or about May 17, 1995.

          A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates.

          In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith. All expenses incurred in connection with this solicitation will be borne by the Company.

          The mailing address of the principal corporate office of the Company is 4114 E. Wood Street, Phoenix, Arizona 85040.

         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

          Only stockholders of record at the close of business on May 10, 1995 (the "Record Date") will be entitled to vote at the meeting. On the Record Date, there were issued and outstanding 6,150,663 shares of Common Stock. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company's Common Stock held of record on the Record Date. The presence of a majority of the shares of Common Stock entitled to vote, in person or by proxy, is required to constitute a quorum for the conduct of business at the Annual Meeting. The affirmative vote of a majority of such quorum is required with respect to the election of directors and the approval of Proposal
2. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          As of April 17, 1995 the following table sets forth the beneficial ownership of Common Stock of the Company by each director and director nominee who owns shares, by each executive officer named in the Summary Compensation Table set forth herein, by all directors and executive officers as a group, and by each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock:

                                   Shares of Common
                                   Stock Beneficially
                                        Owned
                                 Number               Percent
     Name and Address (1)        of Shares            of Total

     Walfred R. Raisanen          155,000               2.5%

     S. Thomas Emerson (2)         30,000               (3)

     John P. Hudnall (2)           63,521               1.0%

     Quinn Johnson                315,001               5.0%

     Richard Long (2)              31,000               (3)

     R. J. McCrory (2)              7,500               (3)

     Patricia Onderdonk (2)        10,000               (3)

     Stanley Weiss (2)             25,000               (3)

     Bridge Capital
     Investors II (4)             837,298               11.8%
     Glenpointe Centre West
     Teaneck, New Jersey 07666

     All directors and executive
     officers as a group (2) (5)
     (11 persons)                 655,218               10.5%
__________________

(1) Unless otherwise indicated, the beneficial owner's address is 4114 East Wood Street, Phoenix, Arizona 85040.

(2) Includes shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of April 17, 1995 as applicable for each of the following individuals:

               Long          19,000     shares
               Hudnall       60,000     shares
               Emerson       10,000     shares
               McCrory        7,500     shares
               Onderdonk      7,500     shares
               Weiss          5,000     shares

(3)  Less than one percent.

(4) None of these shares are currently issued; 787,298 of the shares may be issued upon conversion of an outstanding note and up to 50,000 shares may be issued upon exercise of a warrant. See "Certain Transactions."

(5) Includes 18,196 shares issuable upon exercise of options (in addition to shares issuable upon exercise of options indicated in note 2).

                               PROPOSAL 1

                         ELECTION OF DIRECTORS

NOMINEES

          The Board of Directors currently consists of eight members and is classified into three classes with each class holding office for a three-year period. The terms of Mr. Long, Ms. Onderdonk, and Mr. Weiss expire in 1995; the terms of Mr. Johnson and Mr. Emerson expire in 1996; and the terms of Mr. Hudnall, Mr.
Raisanen and Mr. McCrory expire in 1997.

          The Certificate of Incorporation restricts the removal of directors under certain circumstances. The number of directors may be increased to a maximum of 10.

          Three directors, Messrs. Long and Weiss and Ms. Onderdonk, are to be re-elected at the Meeting for a three-year term expiring in 1998 or until their respective successors have been elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Messrs. Long and Weiss and Ms. Onderdonk, who are the Company's nominees. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

          Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery at 4114
E. Wood Street, Phoenix, Arizona or by United States mail, postage prepaid to Secretary, Arizona Instrument Corporation, 4114 E. Wood Street, Phoenix, Arizona 85040 not later than: (i) with respect to the election to be held at an annual meeting of stockholders, 20 days in advance of such meeting, and (ii) with respect to any election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if such nominee had been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the corporation if elected. The chairman of a stockholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

          The names of the directors and certain information about them are set forth below.


                                                          Director
Name                  Age        Principal Occupation      Since

Walfred R. Raisanen   60         Chairman of the            1981
                                 Board, Vice
                                 President -
                                 Research and
                                 Development, and
                                 Treasurer of the
                                 Company

S. Thomas Emerson     54         Chairman of Xantel         1989
                                 Corporation

John P. Hudnall       44         President and Chief        1988
                                 Executive Officer of
                                 the Company

Quinn Johnson         50         President of Horizon       1992
                                 Engineering and
                                 Testing, Inc., a
                                 wholly-owned
                                 subsidiary of the
                                 Company

Richard Long          66         Marketing and              1987
                                 Management
                                 Consultant

R. J. McCrory         69         President,                 1992
                                 Venture Research
                                 Consultants

Patricia Onderdonk    44         Vice President -           1992
                                 Marketing,
                                 Optical Disc
                                 Corporation

Stanley H. Weiss      52         Director and President     1993
                                 Terrell, Weiss &
                                 Sugar, Ltd.

          Walfred R. Raisanen has been the Chairman of the Board of Directors since the Company's inception in January 1981. From 1981 until 1986 he was the President and Treasurer of the Company. Mr. Raisanen was re-elected Treasurer in 1991 and also serves as Vice President of Research and Development. From June 1976 until January 1981 he was President and a Director of Motorola Process Control, Inc., the predecessor to the Company.

          S. Thomas Emerson, Ph.D. has been Chairman of Xantel Corporation, a private company engaged in computer communications, since August 1992. Dr. Emerson was Chief Executive Officer of Syntellect Incorporated, a manufacturer of voice response systems, from 1984 to April 1992. Prior to founding Syntellect in 1984, Dr. Emerson was a founder of Periphonics Corporation of Bohemia, New York where he served for 14 years in various executive capacities.

          John P. Hudnall came to the Company in 1985 as Chief Financial Officer. He became President and Chief Executive Officer in 1986 and a Director in 1988. Mr. Hudnall's background spans 22 years in industry, with positions in production, sales, finance and systems, including a position as Chief Financial Officer for Inter-Tel, Inc., an independent telephone company.

           Quinn Johnson became President of Horizon Engineering & Testing, Inc., a wholly-owned subsidiary of the Company ("Horizon"), in September 1992 upon the acquisition by the Company of Horizon's predecessor. Mr. Johnson founded Horizon's predecessor in 1990. Prior to forming Horizon's predecessor, Mr. Johnson founded and served since 1983 as president of a company engaged in general construction, paving and civil engineering. Previously, Mr. Johnson was a construction manager for Northern Industries of Eagar, Arizona; a project manager for the U.S. Forest Service; and a structural engineer for Fluor Corp. of Los Angeles,
California.   Mr. Johnson's employment agreement provides that the
Company shall nominate him for, and support his election to, the Company's Board of Directors.

          Richard Long has been involved in the private sector of the telecommunications industry for over 20 years. He has been both President and Chairman of the trade association representing suppliers, contractors and manufacturers in the private sector and has acted as a spokesman before Congress and regulatory bodies during that time.

          R. J. McCrory has been a director of the Company since 1992. Mr. McCrory is President of Venture Research Consultants, a consulting firm focusing on strategies for emerging companies. Previously, he was founder and president of Dymark Company, a new venture company manufacturing and marketing consumer home repair products. For 17 years, Mr. McCrory was Vice President of Engineering and Executive Vice President of Gilbarco, a leading manufacturer of service station equipment.

          Patricia Onderdonk has been the Vice President of Marketing for Optical Disc Corporation of Santa Fe Springs, California since mid-1994, a company engaged in developing and manufacturing high-density CD ROMs. Previously, she co-founded Onderdonk & Haynes, Inc. in 1986 and had become President of the marketing and communication consulting firm focused on technology-based customers. Ms. Onderdonk's background spans 19 years of marketing and communications experience with positions in account and general management, including the position of Vice President and General Manager for Regis McKenna, Inc., a high-technology marketing and public relations firm.

          Stanley H. Weiss has been president and director of Terrell, Weiss & Sugar, Ltd., an accounting firm in Chicago, Illinois, since September 1990. Mr. Weiss served as the firm's secretary-treasurer from October 1981 until September 1990 and has been a principal of the firm since December 1978. As a practicing certified public accountant since 1974, Mr. Weiss has been actively involved in consulting with entrepreneurs and managers in the areas of income taxes, business planning, financial controls and employee incentives.

COMPLIANCE WITH SECTION 16(a) REPORTING REQUIREMENTS

          Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates. All of these filing requirements were satisfied during the year ended December 31, 1994. However, the Company has not received copies of ownership reports due from Bridge Capital Investors II, which beneficially owns greater than 10% of the Company's outstanding Common Stock, and thus has no information regarding whether such reports have been filed or filed on a timely basis with the Commission. In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the Commission.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of four meetings during the fiscal year ended December 31, 1994. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors or any committee on which such director served during the period of such service.

     The Board presently has an Audit Committee and a Compensation Committee. The Audit Committee currently consists of Mr. Long and Mr. Emerson and met one time in fiscal 1994. The Audit Committee meets independently with representatives of the Company's independent auditors and with representatives of senior management. The Committee reviews the general scope of the Company's annual audit, the fee charged by the independent auditors and other matters relating to internal control systems. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's auditors. The Committee is also responsible for recommending the engagement or discharge of the Company's independent auditors.

     The Compensation Committee currently consists of Messrs. Emerson, Long, and McCrory and Ms. Onderdonk, and met two times in fiscal 1994. The Compensation Committee reviews and reports to the Board the salaries and benefit programs designed for senior management, officers and directors with a view to insure that the Company is attracting and retaining highly qualified managers through competitive salary and benefit programs and encouraging extraordinary effort through incentive rewards.

     Nominations of persons to be directors are considered by the full Board of Directors.

REMUNERATION OF EXECUTIVE OFFICERS

                   SUMMARY COMPENSATION TABLE

The following table sets forth compensation information with regard to the Company's Chief Executive Officer and each of the Company's other executive officers who was serving as an executive officer at the end of fiscal 1994 and whose salary and bonus aggregated at least $100,000 for services rendered to the Company during fiscal 1994.

                         Annual Compensation                   Long Term Compensation

                                                                         Awards              Payouts
Name and Principal                            Other Annual     Restricted       Options/SARs LTIP       All Other
Position           Year  Salary ($) Bonus ($) Compensation ($) Stock Awards ($) (#)          Payouts ($)Compensation ($)

John P. Hudnall,   1994  153,226    0         5,400(1)         0                0            0          1,425(3)
CEO                1993  143,000    0         5,400(1)         0                95,480(2)    0          1,354(3)
                   1992  143,000    0         5,400(1)         0                12,000(2)    0          1,400(3)

Walfred R.         1994  135,009    26,460    0                0                0            0          3,329(3)
Raisanen,          1993  124,000    0         0                0                35,480(2)    0          2,974(3)
Vice President -   1992  120,000    0         0                0                12,000(2)    0          3,300(3)
Research and
Development

Quinn Johnson,     1994  129,190    0         0                0                0            0          2,721(3)
President          1993  129,029    15,427    0                0                11,480       0          2,606(3)
Horizon            1992  31,250     0         0                0                0            0          0
Engineering &
Testing, Inc.(4)





(1)   Automobile allowance.

(2) No SARs were granted. All but 11,480 of the options granted in 1993 represent the repricing of options granted in prior years.

(3)  Life insurance premium payments.

(4)  Commenced employment October 1, 1992.

                OPTION GRANTS IN LAST FISCAL YEAR

No stock options were granted during the last fiscal year to the executive officers named in the Summary Compensation Table.


           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                 AND FISCAL YEAR-END OPTION VALUE TABLE

The following table sets forth information with respect to the executive officers named in the Summary Compensation Table concerning the number and value of options outstanding at the end of the last fiscal year. None of the executive officers named in the Summary Compensation Table exercised options during the last fiscal year.

                           Number of Unexercised                     Value of Unexercised in-the-Money
                           Options at Fiscal Year-End                Options at Fiscal Year-End

Name                       Exercisable        Unexercisable          Exercisable       Unexercisable

John P. Hudnall              60,000              35,480                   0                0

Walfred R. Raisanen           2,352              44,880                   0                0

Quinn Johnson                   0                11,480                   0                0





EMPLOYMENT/CHANGE OF CONTROL ARRANGEMENTS

          Effective November 5, 1992, the Company entered into a five-year employment agreement with Walfred R. Raisanen pursuant to which Mr. Raisanen agreed to serve as Vice President of Research and Development for a base annual salary of $120,000, which is to be adjusted annually for cost-of-living increases. Mr. Raisanen is also entitled to participate in any benefit arrangements available to executive officers of the Company. Upon termination of the employment agreement by the Company without cause, Mr. Raisanen is entitled to receive a cash payment equal to the compensation due him over the balance of the term of the employment agreement, and to participate in applicable benefit programs for the balance of the term of the employment agreement.

          Effective June 3, 1993, the Company entered into a three-year employment agreement with its President and Chief Executive Officer, John P. Hudnall. The agreement provides for a base annual salary of $143,000, which is to be adjusted annually for cost-of-living increases. Mr. Hudnall is also entitled to participate in any benefit arrangements available to executive officers of the Company. Upon termination of the employment agreement by the Company without cause, Mr. Hudnall is entitled to receive an amount equal to the compensation due him over the balance of the term of the employment agreement, and to participate in applicable benefit programs for the balance of the term of the employment agreement.

          For information regarding the employment agreement of Quinn Johnson, an executive officer of a subsidiary of the Company, see "Certain Transactions."

COMPENSATION OF DIRECTORS

          Outside directors are currently paid $1,000 plus expenses per Board or committee meeting attended. Pursuant to the 1991 Stock Option Plan, non-employee directors are automatically granted options exercisable for 2,500 shares at the market price on the date of grant upon joining the Board and on each January 1 thereafter. The options become exercisable six months after grant and expire two years after termination of Board service. Directors who are employees are only paid their expenses (if any) for attendance at meetings.


CERTAIN TRANSACTIONS

          Bridge Agreements. On July 6, 1989, the Company entered into certain agreements (the "Note Agreement") with Bridge Capital Investors II ("Bridge"). Pursuant to the Note Agreement as amended through March 30, 1995, Bridge holds a 12% convertible subordinated note (the "Note") with an outstanding principal balance of $2,176,000 and a warrant to purchase up to 50,000 shares of the Company's Common Stock at an exercise price of $.45 per share. As a result of common stock issued in conjunction with the acquisition of Horizon on September 30, 1992 and related financing and other transactions, the Note is now convertible into 787,298 shares of common stock at $2.76 per share. The Note requires a $375,000 payment of principal on December 31, 1994, $616,667 of principal plus accrued interest on June 30, 1995 and December 31, 1995 and a final payment of $567,916 on June 30, 1996. Interest on the unpaid principal amount of the Note is due and payable on the last day of each calendar quarter. The Company has been granted a four-month extension on the December 31, 1994 and June 30, 1995 payments.

          The Note Agreement requires that the Company maintain net worth of $5,500,000. The Note Agreement further provides that the Company shall have the right to prepay the Note at any time if prepayment is accompanied by the issuance of warrants to purchase Common Stock at the rate of 200,000 warrants for each $1,000,000 of principal which is prepaid. If issued, the exercise price of such warrants would equal the lower of the conversion price of the Note or the average market price of the Common Stock for the 30 days prior to prepayment. The Note Agreement also provides that the interest rate on the Note shall increase to 16% upon future defaults, if any.

          The Company is also required to purchase the warrants and prepay the debenture for consideration of $6,000,000 (less principal repaid, if any) upon the occurrence of certain business combination transactions, or obtain the consent of Bridge. Bridge has certain registration rights relating to the shares of Common Stock issuable upon conversion of the Note or exercise of the warrants.

          Merger Agreement. On September 30, 1992, Horizon was merged (the "Merger") into a wholly-owned subsidiary of the Company. Shareholders of Horizon received cash consideration of $190,000 and shares of the Company's Common Stock. Quinn Johnson held 90% of the outstanding stock of Horizon at the time of the Merger and received 529,328 shares of Common Stock in connection with the Merger. The Company has registered the shares of Common Stock issued pursuant to the Merger. See "Stock Registration," below. Mr. Johnson has agreed to indemnify Horizon and the Company against certain liabilities in connection with the Company's acquisition of Horizon, and has placed 49,030 shares of the Company's Common Stock in escrow in connection therewith.

          Non-Competition Agreement. Pursuant to a Non-Competition Agreement dated September 30, 1992, and in consideration of a cash payment of $350,000, Mr. Johnson agreed to refrain from competing with Horizon until the later of September 30, 1998 or two years after leaving the employment of Horizon, subject to earlier termination under certain circumstances.

          Employment Agreement. Mr. Johnson serves as President of Horizon pursuant to an Employment Agreement dated September 30,

1992. The Employment Agreement provides for a base salary of $125,000 over its four-year term, with annual adjustments tied to increases in the Consumer Price Index. The Employment Agreement also provides for an annual bonus based upon Horizon's pretax profits, with a maximum bonus over the term of the four-year agreement equal to $700,000. Upon termination of the Employment Agreement by the Company without cause, Mr. Johnson is entitled to receive (i) the difference between $700,000 and bonus payments prior to termination; plus (ii) an amount equal to the then-applicable annual base salary.

          Stock Registration. Pursuant to registration rights previously granted, the Company filed a shelf registration statement with the Securities and Exchange Commission ("SEC") relating to 3,781,003 shares of its Common Stock issued in connection with private placements in September 1992 and November 1993 and in connection with the acquisition of Horizon in September 1992. Also included in the registration are 209,000 shares of Common Stock issuable upon the exercise of warrants issued to Cruttenden & Co., Inc. ("Cruttenden") and its assignees in connection with Cruttenden's activities as placement agent for the November 1993 private placement. The registration statement was declared effective by the SEC in February 1994. The Company has agreed that it will maintain the effectiveness of the registration statement (i) until November 1996, with respect to the shares issued in the November 1993 private placement; (ii) until September 1995, with respect to the shares issued in the September 1992 private placement and the Horizon acquisition; and (iii) until two years after exercise, with respect to shares issuable upon exercise of the warrants referred to above. The registration statement as originally filed included 465,001 shares beneficially owned by Quinn Johnson, a director and executive officer of the Company, which shares were acquired by Mr. Johnson in connection with the acquisition of Horizon by the Company in September 1992. In connection with the registration, Mr. Johnson agreed that his registered and other sales of the Company's Common Stock shall not exceed the volume limitations set forth in Rule 144 under the Securities Act of 1933, as amended, subject to certain exceptions. The registration statement also includes 20,000 shares and 20,000 shares beneficially owned by S. Thomas Emerson and Stanley Weiss, directors of the Company, which shares were acquired in the November 1993 private placement. The Company and the holders of the shares of Common Stock included in the registration have agreed to indemnify each other against certain liabilities.

          Other. The Company utilized $150,000 of the net proceeds from a November 1993 private placement to redeem 69,230 shares of its Common Stock from Mr. Quinn Johnson, a director and executive officer of the Company.

          During September 1993, the Company loaned $45,000 to Walfred R. Raisanen, a director and executive officer of the Company. The loan bears interest at 10% per annum, is collateralized by 15,000 shares of the Company's Common Stock and $30,000 of the cash value of a life insurance policy covering Mr. Raisanen, and is due August 1996.

                               PROPOSAL 2

                   APPOINTMENT OF INDEPENDENT AUDITORS

          The Board of Directors has appointed Deloitte & Touche LLP as independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1995 and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board will reconsider its selection.

          Deloitte & Touche LLP has audited the Company's financial statements annually since 1981. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                              OTHER MATTERS

          The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                          STOCKHOLDER PROPOSALS

          Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's annual meeting for the fiscal year ending December 31, 1995 must be received by the Company no later than January 15, 1996 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Additionally, if a stockholder wishes to present to the Company an item for consideration as an agenda item for a meeting, he must timely give notice to the Secretary and give a brief description of the business desired to be discussed. To be timely for this Annual Meeting, such notice must be delivered to or mailed to and received by the Company no later than 5:00 p.m. local time on May 29, 1995.


                           AVAILABLE INFORMATION

          The Company files annual reports on Form 10-KSB with the Securities and Exchange Commission. A copy of the Form 10-KSB annual report for the fiscal year ended December 31, 1994 (except for certain exhibits thereto) may be obtained, free of charge, upon written request by any stockholder to Arizona Instrument Corporation, 4114 E. Wood Street, Phoenix, Arizona 85040,
Attention: Stockholder Relations. Copies of all exhibits to the annual report are available upon a similar request, subject to payment of a $.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.


Dated:  May 4, 1995

PROXY

                   ARIZONA INSTRUMENT CORPORATION
                        4114 E. WOOD STREET
                      PHOENIX, ARIZONA  85040

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints John Hudnall and Scott Carter as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Arizona Instrument Corporation held of record by the undersigned on May 10, 1995, at the Annual Meeting of Stockholders to be held on June 22, 1995 or any adjournment thereof.

1.  ELECTION OF DIRECTORS


     / / FOR the nominees listed below (except as marked to the contrary below)


      / / WITHHOLD AUTHORITY to vote for the nominees listed below (INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through the nominee's name below).

            Richard Long     Patricia Onderdonk      Stanley Weiss


2.  PROPOSAL TO APPROVE AND RATIFY THE APPOINTMENT OF DELOITTE &
    TOUCHE LLP


     /  /  FOR         /  /  AGAINST          /  /  ABSTAIN


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                         ______________________________

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
          DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
    IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE
                   NOMINEES AND FOR PROPOSAL 2.


                     Please sign exactly as name appears below.
                     When shares are held by more than one owner, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person.

                     Dated: ___________________, 1995
                     (Be sure to date this Proxy)


                     ___________________________________________
                     Signature


                     ___________________________________________
                     Signature